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Exhibit 10.4

No. W-1	Warrants To Purchase 100,000 Shares of Common Stock

ALLIANCE BANK
Organized Under the Laws of the State of California

        THIS CERTIFIES THAT for value received equal to $0.05 per Warrant ("Warrant Purchase Price"), CURTIS S. REIS, the registered holder hereof ("REIS" or "Holder") is entitled to purchase from Alliance Bank, a California state-chartered banking corporation (the "Bank"), at the exercise price provided in Section 3 hereof (the "Warrant Exercise Price") one share of Common Stock, no par value, of the Bank ("Common Stock") for each Warrant comprising the aggregate number of Warrants. The number of shares purchasable upon exercise of this Warrant and the Warrant Exercise Price per share shall be subject to adjustment from time to time as set forth herein. The right to exercise this Warrant shall be subject to the vesting provision provided in Section 1 hereof and shall expire on May 11, 1997.

        This Warrant is one of a duly authorized issue of one Warrant evidencing the right to purchase an aggregate of up to 100,000 shares of Common Stock. The shares of Common Stock to be issued upon exercise of Warrants are referred to herein for convenience as "Warrant Shares". The offer and sale of Warrants and of Warrant Shares have been made pursuant to a permit by the California Superintendent of Banks.

        1.    Vesting of Warrants and Expiration Date.    The right to exercise the Warrants shall vest in REIS immediately. Subject to the terms of this Warrant, Holder shall have the right, which may be exercised until the expiration date set forth in this Section 1, to purchase from the Bank the number of Warrant Shares which shall be fully paid and nonassessable (except to the extent provided by the California Financial Code), which Holder may at the time be entitled to purchase on exercise of such Warrants. This Warrant shall expire in its entirety and no longer be exercisable at 5:00 p.m. Pacific Time on May 11, 1997, unless extended. Upon request, the Bank will provide Holder with the most current public financial information then available.

        2.    Exercise of Warrants.    A Warrant may be exercised at the Bank's office at 100 Corporate Pointe, Culver City, California 90230, upon presentation and surrender hereof, together with the Warrant Purchase Form at the end hereof, duly filled in and signed, and upon payment to the Bank of the Warrant Exercise Price (as subject to adjustment in accordance with the provisions of Section 9 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Exercise Price shall be made in cash, by cashier's check or any combination thereof.

        The Bank shall not be required to issue fractional Warrant Shares on the exercise of Warrants. When Warrants shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exericise of any Warrants in full, the Bank shall pay an amount in cash equal to the then current market price per Warrant Share multiplied by such fraction. When Warrants shall be presented for exercise as to a specified portion, only full Warrant Shares shall be issuable and a new Warrant shall be issuable evidencing the remaining Warrant or Warrants.

        Upon such surrender of Warrants and payment of the Warrant Exercise Price as aforesaid, the Bank shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of Holder and in such name or names as Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided above in this Section 2, in respect of any fractional Warrant Share otherwise issuable upon such surrender.

        3.    Warrant Exercise Price.    Upon exercise of the Warrants, Holder shall be entitled to purchase shares of Common Stock which have vested as provided in Section 1 hereof, at a per share price equal to $1.05 (the "Warrant Exercise Price"). The Warrant Exercise Price shall be subject to adjustment as provided in Section 9 hereof.

        4.    Limits on Transferability of Warrants.    Upon, and only upon, compliance with the terms of the Permit and all applicable state and federal securities and banking laws, the Warrants shall be freely transferable or exchangeable. No transfer shall be valid except on the books of the Bank after the Bank has received evidence of such compliance satisfactory to it.

        5.    Payment of Taxes.    The Bank will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Bank shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrants or certificate for Warrant Shares in a name other than that of the registered Holder of Warrants in respect of which such Warrant Shares are issued, and in such case the Bank shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Bank the amount of such tax or has established to the Bank's satisfaction that such tax has been paid.

        6.    Mutilated, Lost, Stolen or Destroyed Warrants.    In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Bank shall issue, upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Bank of such loss, theft or destruction of such Warrant (an affidavit of lost, stolen or destroyed Warrant shall be deemed satisfactory evidence) and indemnity, if requested, also satisfactory to the Bank. An applicant for such a substitute Warrant shall also comply with such other reasonable requirements as the Bank may prescribe.

        7.    Reservation of Warrant Shares.    The Bank shall at all times, while the Warrants are exercisable, keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercises of the rights of purchase represented by the outstanding Warrants. Promptly after the date of expiration of the Warrants, no shares shall be subject to reservation in respect of such Warrants.

        8.    Cancellation of Warrants.    The Bank shall cancel any Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.

        9.    Adjustment of Warrant Exercise Price and Number of Warrant Shares.    The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Exercise Price shall be subject to adjustments from time to time upon the happening of certain events, as hereinafter defined:

          9.1    Mechanical Adjustments.    The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Exercise Price shall be subject to adjustment as follows:

            (a)  In case the Bank shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock or capital reorganization other securities of the Bank, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Bank which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (b)  No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one per cent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one hundredth of a share.

            (c)  Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying the Warrant Exercise Price immediately prior to the adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to the adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

            (d)  For the purpose of this subsection 9.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Bank at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holder shall become entitled to purchase any shares of the Bank other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (c) above, and the provisions of Sections 1 and 2 and subsections 9.2 through 9.4, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

          9.2    Voluntary Adjustment by the Bank.    The Bank may at its option, at any time during the term of the Warrants, reduce the then current Warrant Exercise Price to any amount deemed appropriate by the Board of Directors of the Bank.

          9.3    Notice of Adjustment.    Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Exercise Price of such Warrant Shares is adjusted, as herein provided, the Bank shall cause to be mailed by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment was made. Any failure by the Bank to give notice to the Holder or any defect therein shall not affect the validity of such adjustment or of the event resulting in the adjustment, nor of the Holder's rights to such adjustment. Holder may surrender this Warrant in exchange for a new Warrant reflecting any such adjustments.

          9.4    No Adjustment for Dividends or Distributions.    Except as provided in subsections 9.1 and 9.6, no adjustment in respect of any cash dividends or distributions shall be made during the term of a Warrant or upon the exercise of a Warrant.

          9.5    Rights Upon Consolidation, Merger, etc.

          In case of any consolidation of the Bank with, or merger of the Bank into, another corporation or in case of any sale or conveyance to another corporation of the property of the Bank as an entirety or substantially as an entirety at the election of each Holder, either:

            (a)  Such successor or purchasing corporation shall assume the obligations hereunder, and shall execute with the Bank an agreement that each Holder shall have the right thereafter upon payment of the Warrant Exercise Price to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been fully exercised (as to vested and unvested Warrants) immediately prior to such action. The Bank shall mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this subsection 9.5 shall similarly apply to successive consolidation, mergers, sales or conveyances; or

            (b)  Each Holder shall be entitled to exercise all outstanding Warrants whether vested or unvested upon the payment of the Warrant Exercise Price during a period of at least thirty days which period terminates at least five days prior to consummation of the consolidation, merger, sale or conveyance, and thereby receive consideration in the transaction on the same basis as other previously outstanding shares of the same class as the Warrant Shares acquired upon exercise. Warrants not exercised in accordance with this paragraph (b) before consummation of the transaction will be cancelled and become null and void. The Bank shall mail by first class mail, postage prepaid, to each Holder, at least ten days prior to the first date on which the Warrants shall become exercisable pursuant to this subsection 9.5(b), notice of the proposed transaction setting forth the first and last date on which the Holder may exercise outstanding Warrants and a description of the terms of this Warrant providing for cancellation of the Warrants in the event that Warrants are not exercised by the prescribed date.

            (c)  The Bank's failure to give any notice required by this subsection 9.5 or any defect therein shall not affect the validity of any such agreement, consolidation, merger, sale or conveyance of property.

          9.6    Rights Upon Liquidation.    In case (a) the Bank shall make any distribution of its assets to holders of its shares of Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, or other than as a dividend payable out of funds legally available for dividends under the California Financial Code, or (b) the Bank shall liquidate, dissolve or wind up its affairs (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets, and business as an entirety), then (i) the Warrants shall become fully vested; and (ii) the Bank shall cause to be mailed to each Holder, by first class mail, at least twenty days prior to the applicable record date, a notice stating the date on which such distribution, liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash) deliverable upon such distribution, liquidation, dissolution or winding up. The Bank's failure to give the notice required by this subsection 9.6 or any defect therein shall not affect the validity of such distribution, liquidation, dissolution or winding up.

          9.7    Statement on Warrants.    Irrespective of any adjustments in the Warrant Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issued.

        10.    No Rights as Stockholders.    Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stock holders called for the election of directors of the Bank or any other matter, or any rights whatsoever as stockholders of the Bank.

        11.    Notices.    Any notice pursuant to this Warrant by any Holder to the Bank or by the Bank to the Holder, shall be in writing and shall be mailed first class, postage prepaid, or delivered: (a) to the Bank, at its main office at 100 Corporate Pointe, Culver City, California 90230 or such other address as the Bank may designate in writing to the Holder; or (b) to the Holder, at the Holder's address on the books of the Bank.

        12.    Applicable Law.    This Warrant shall be governed by and construed in accordance with the laws of the State of California.

        13.    Captions.    The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

        14.    Adjustments.    This Warrant reflects adjustments and prior exercise of predecessor Warrants through the date of issuance.

        15.    Subdivision of Warrants.    At the request of the Holder hereof, upon surrender of this Warrant, Bank shall issue substitute warrants for an equal number of Warrant Shares, subdivided into such denominations as requested by the Holder.

        WITNESS the facsimile seal of the Bank and the signatures of its duly authorized officers.

ALLIANCE BANK, A California state-chartered banking corporation
	By:	/s/ [ILLEGIBLE] Senior Vice President
	By:	/s/ [ILLEGIBLE] Secretary
Dated: 6/30/87
(Corporate Seal)

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  Exhibit 10.4
ALLIANCE BANK Organized Under the Laws of the State of California